Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adecoagro S.A. of our reports dated January 27, 2011 relating to the consolidated financial statements of International Farmland Holdings LLC, which appear in Adecoagro S.A.’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on January 28, 2011.

PRICE WATERHOUSE & CO. S.R.L.
By:	/s/ Mariano C. Tomatis (Partner)
Mariano C. Tomatis

Buenos Aires, Argentina
April 4, 2011